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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2018

Registration No. 333-226095

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cactus, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3533 (Primary Standard Industrial Classification Code Number)	35-2586106 (IRS Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, TX 77024
(713) 626-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott Bender
President and Chief Executive Officer
920 Memorial City Way, Suite 300
Houston, TX 77024
(713) 626-8800
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adorys Velazquez John P. Johnston Baker Botts L.L.P. 30 Rockefeller Plaza New York, NY 10112 (212) 408-2500	Shelley Barber Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, NY 10103 (212) 237-0000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company' in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Cactus, Inc. is filing this Amendment No. 1 (the "Amendment") to its Registration Statement on Form S-1, File No. 333-226095 (the "Registration Statement"), as an exhibits only filing to file as exhibits the XBRL documents that inadvertently were omitted from the Registration Statement that was filed on July 9, 2018. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The preliminary prospectus has not changed and has been omitted from this Amendment.

 Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the Class A common stock offered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee	$47,334
FINRA filing fee	57,529
Accounting fees and expenses	250,000
Legal fees and expenses	425,000
Printing and engraving expenses	50,000
Transfer agent and registrar fees	3,500
Miscellaneous	166,637

Total	$1,000,000

Item 14.    Indemnification of Directors and Officers

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

  •
  for any breach of the director's duty of loyalty to our company or our stockholders;

  •
  for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

        In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

        We intend to maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, which may be incurred by them in their capacity as such.

        The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of our directors and officers by the underwriters against certain liabilities arising under the Securities Act or otherwise in connection with this offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities

        None

Item 16.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Amended and Restated Certificate of Incorporation of Cactus, Inc., effective February 12, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

3.2		Amended and Restated Bylaws of Cactus, Inc., effective February 12, 2018 (incorporated by reference to Exhibit 3.2 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

5.1	*	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

10.1		First Amended and Restated Limited Liability Company Operating Agreement of Cactus Wellhead, LLC, (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.2	†	Amended and Restated Employment Agreement with Scott Bender, dated as of February 12, 2018 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.3	†	Amended and Restated Employment Agreement with Joel Bender, dated as of February 12, 2018 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

Exhibit No.		Description
10.4	†	Amended and Restated Noncompetition Agreement with Scott Bender, dated as of February 12, 2018 (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.5	†	Amended and Restated Noncompetition Agreement with Joel Bender, dated as of February 12, 2018 (incorporated by reference to Exhibit 10.6 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.6	†	Indemnification Agreement (Scott Bender) (incorporated by reference to Exhibit 10.7 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.7	†	Indemnification Agreement (Joel Bender) (incorporated by reference to Exhibit 10.8 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.8	†	Indemnification Agreement (Bruce Rothstein) (incorporated by reference to Exhibit 10.9 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.9	†	Indemnification Agreement (Brian Small) (incorporated by reference to Exhibit 10.10 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.10	†	Indemnification Agreement (Steven Bender) (incorporated by reference to Exhibit 10.11 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.11	†	Indemnification Agreement (Stephen Tadlock) (incorporated by reference to Exhibit 10.12 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.12	†	Indemnification Agreement (John (Andy) O'Donnell) (incorporated by reference to Exhibit 10.13 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.13	†	Indemnification Agreement (Michael McGovern) (incorporated by reference to Exhibit 10.14 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.14	†	Indemnification Agreement (Alan Semple) (incorporated by reference to Exhibit 10.15 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.15	†	Indemnification Agreement (Gary Rosenthal) (incorporated by reference to Exhibit 10.16 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.16	†	Indemnification Agreement (Ike Smith) (incorporated by reference to Exhibit 10.17 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.17		Tax Receivable Agreement (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.18		Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.19		Stockholders' Agreement, effective as of February 12, 2018, by and among Cactus, Inc., Cadent Energy Partners II, L.P. and Cactus WH Enterprises, LLC (incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

Exhibit No.		Description
10.20		Credit Agreement, dated July 31, 2014, among Cactus Wellhead, LLC, Credit Suisse AG, as administrative agent, collateral agent and issuing bank, and the lenders named therein as parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-222540) filed with the Commission on January 12, 2018)

10.21	†	Cactus, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant's Form 8-K filed with the Commission on February 12, 2018)

10.22	†	Form of Restricted Stock Agreement under the Cactus Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Form S-1 Registration Statement (File No. 333-222540) filed with the Commission on January 12, 2018)

10.23	†	Form of Restricted Stock Unit Agreement under the Cactus Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registrant's Form S-1 Registration Statement (File No. 333-222540) filed with the Commission on January 12, 2018)

10.24	†	Form of Restricted Stock Unit Agreement under the Cactus Inc. Long Term Incentive Plan (for Directors, One-Year Vesting) (incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-8 (File No. 333-225269) filed with the Commission on May 29, 2018)

10.25	†	Form of Restricted Stock Unit Agreement under the Cactus Inc. Long Term Incentive Plan (for Directors, Three-Year Vesting) (incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-8 (File No. 333-225269) filed with the Commission on May 29, 2018)

21.1	*	List of Subsidiaries of Cactus, Inc.

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	*	Consent of PricewaterhouseCoopers LLP

23.3	*	Consent of Baker Botts L.L.P (included as part of Exhibit 5.1 hereto)

24.1	*	Power of Attorney (included on the signature page of this Registration Statement)

101	**	Interactive Data Files

*
Previously filed.

**
Filed herewith.

†
Management contract or compensatory plan or arrangement.

        (b)   Financial Statement Schedules.

        Financial statement schedules are omitted because the required information is not applicable, not required or included in the financial statements or the notes thereto included in the prospectus that forms a part of this registration statement.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2018.

Cactus, Inc.
By:	/s/ SCOTT BENDER Scott Bender President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 11, 2018.

Signature	Title

/s/ SCOTT BENDER Scott Bender	President, Chief Executive Officer and Director (Principal Executive Officer)
* Brian Small	Chief Financial Officer (Principal Financial Officer)
* Ike Smith	Chief Accounting Officer (Principal Accounting Officer)
* Bruce Rothstein	Chairman of the Board of Directors
* Joel Bender	Director
* Michael McGovern	Director
* John (Andy) O'Donnell	Director
* Alan Semple	Director

Signature	Title

* Gary Rosenthal	Director

*By:	/s/ SCOTT BENDER As Attoney-in-fact

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EXPLANATORY NOTE
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings